Contact:  Victor M. Perez
                                        Tom Green
                                        (713) 780-9926
                                        ir@tricomarinetx.com


FOR IMMEDIATE RELEASE

TRICO MARINE SERVICES, INC. CLOSES $39 MILLION EQUITY
OFFERING


(Houston, TX, May 26, 2000) Trico Marine Services, Inc. (NASDAQ: TMAR) announced today that it has closed its previously announced offering of common stock. The Company sold 4,500,000 shares at $9.00 per share. The offering was underwritten by Johnson Rice & Company L.L.C.

The offering generated approximately $39 million in net proceeds to the Company that will be used to repay amounts owed under its revolving credit facility and provide additional working capital.

TRICO MARINE PROVIDES MARINE SUPPORT SERVICES TO THE OIL AND GAS INDUSTRY, PRIMARILY IN THE GULF OF MEXICO, THE NORTH SEA, AND LATIN AMERICA. THE SERVICES PROVIDED BY THE COMPANY'S DIVERSIFIED FLEET OF VESSELS INCLUDE THE MARINE TRANSPORTATION OF DRILLING MATERIALS, SUPPLIES AND CREWS AND SUPPORT FOR OFFSHORE WELL SERVICING, CONSTRUCTION, INSTALLATION AND MAINTENANCE OF OFFSHORE FACILITIES.

CERTAIN STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACT MAY BE "FORWARD-LOOKING STATEMENTS." ACTUAL EVENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENT. THERE ARE A NUMBER OF IMPORTANT FACTORS INVOLVING RISKS AND UNCERTAINTIES BEYOND THE CONTROL OF THE COMPANY THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. A DESCRIPTION OF RISKS AND UNCERTAINTIES ATTENDANT TO TRICO MARINE SERVICES, INC. AND ITS INDUSTRY AND OTHER FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS ARE INCLUDED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.